Exhibit 5.1

April 14, 2010

Ameris Bancorp

310 First St., S.E.

Moultrie, Georgia 31768

Ladies and Gentlemen:

We have acted as counsel to Ameris Bancorp, a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company on April 14, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of up to $18,000,000 aggregate offering price of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), including shares of Common Stock subject to an over-allotment option (the shares of Common Stock covered by the Registration Statement are collectively referred to herein as the “Shares”), in connection with a proposed public offering by the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company, as issuer, and Ameris Bank, a wholly-owned subsidiary of the Company, on one hand, and Keefe, Bruyette & Woods, Inc., as Representative of the Underwriters named therein (the “Underwriters”), on the other hand, filed as Exhibit 1.1 to the Registration Statement; (iii) a specimen certificate representing the Common Stock filed as Exhibit 4.9 to the Registration Statement; (iv) the Company’s Articles of Incorporation, as amended and as currently in effect; (v) the Company’s Amended and Restated Bylaws, as currently in effect; and (vi) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the

Ameris Bancorp

April 14, 2010

execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We are members of the Bar of, and are admitted to practice law in, the State of Georgia. Accordingly, we do not express any opinion concerning any law other than the laws of the State of Georgia.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, the Underwriting Agreement has been duly executed and delivered, and the certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to the Underwriters as contemplated by the Underwriting Agreement upon the Company’s receipt, in compliance with Section 14-2-621 of the Georgia Business Corporation Code, of the agreed-upon consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

Our conclusions are limited to the matters expressly set forth as our “opinion” in the immediately preceding paragraph, and no opinion is implied or to be inferred beyond the matters expressly so stated. It is possible that future changes or developments in facts, circumstances or applicable law could alter or affect the opinions expressed herein; however, we do not undertake to update or supplement these opinions or to otherwise advise the Company or any other person of any change in respect of any event, circumstance, law, code, statute, rule or regulation, or its construction or application, that becomes relevant after the date hereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the prospectus included in the Registration Statement under the heading “Legal Matters.” In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Rogers & Hardin
ROGERS & HARDIN